SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       May 3, 2011

AARON’S, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (404) 231-0011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Tuesday, May 3, 2011, Aaron’s, Inc. (the “Company”) held its annual meeting of shareholders in Atlanta, Georgia.  As of the record date, March 11, 2011, there were 80,294,824 shares of Common Stock entitled to vote at the annual meeting.  Represented at the meeting in person or by proxy were 70,733,260.214 shares representing 88.09% of the total shares of Common Stock entitled to vote at the meeting.

The purpose of the meeting was to re-elect four Class I directors to a three-year term expiring in 2014.  The shareholders re-elected all four directors.  The following table sets forth the results of the vote on the matter:

	Number of Votes
	For	Withheld
R. Charles Loudermilk, Sr.	67,788,361.21	2,944,899
Ronald W. Allen	65,501,730.11	5,231,530.10
Ray M. Robinson	69,282,090.11	1,451,170.10
John C. Portman, Jr.	69,627,692.21	1,105,568

Continuing Class II Directors serving until the 2012 annual meeting of shareholders are William K. Butler, Jr., Leo Banatar, and John B. Schuerholz.  Continuing Class III Directors serving until the 2013 annual meeting of shareholders are Robert C. Loudermilk, Jr., Gilbert L. Danielson and David L. Kolb.

The purpose of the meeting was also to vote on a non-binding resolution to approve the compensation of the Company’s Named Executive Officers.  The shareholders voted, on an advisory basis, in favor of the non-binding resolution.  The following table sets forth the results of the vote on the matter:

Number of Votes
For	68,692,307.52
Against	617,882.88
Abstain	1,423,069.81
Broker Non-Votes	0

The purpose of the meeting was also to vote on a non-binding resolution to determine the frequency (every one, two, or three years) of future advisory votes on executive compensation.  The shareholders voted, on an advisory basis, in favor of holding future advisory votes every year.  The following table sets forth the results of the vote on the matter:

Number of Votes
One Year	64,779,218.81
Two Years	403,663.76
Three Years	4,155,819.54
Abstain	1,394,558.11
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Date: May 6, 2011	Executive Vice President and Chief Financial Officer